Exhibit Index

AXP Bond Fund, Inc.
File No. 2-51586/811-2503

Exhibit             Description

(h)(7) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated March 9, 2000.

(i)                 Opinion  and  consent of counsel as to the  legality  of the
                    securities   being   registered.

(j)                 Independent Auditors' Consent.

(m)(2) Plan and Agreement of Distribution for Class C shares dated March 9, 2000, between Registrant and American Express Financial Advisors Inc.

(n)                 Rule 18f-3 Plan dated March 2000.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 13, 2000.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 13, 2000.